                                                                    EXHIBIT 11

                            STATEMENT RE COMPUTATION OF
                             PER SHARE EARNINGS (LOSS)
                             THE TESSERACT GROUP, INC.

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

                                                               Year ended June 30,
                                           ----------------------------------------------------------
                                                1998                  1997                  1996
                                           --------------        --------------        --------------
Weighted average number of
 common shares outstanding                     8,574,000            7,489,000             7,477,000

Effect of dilutive stock options
 based on the treasury stock method                    -               12,000                     -
                                           --------------        --------------        --------------
Weighted average common shares
 outstanding used to compute net
 earnings (loss) per share                     8,574,000            7,501,000             7,477,000
                                           --------------        --------------        --------------
                                           --------------        --------------        --------------
Net earnings (loss)                        $  (3,437,000)         $   566,000           $(9,507,000)
                                           --------------        --------------        --------------
                                           --------------        --------------        --------------
Net earnings (loss) per share, basic       $        (.40)         $       .08           $     (1.27)
 and diluted                               --------------        --------------        --------------
                                           --------------        --------------        --------------

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Stock options and warrants have been excluded from loss per share computations as their effects are antidilutive.